UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant under §240.14a-12

MEDALLION FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

April 30, 2019

Dear Medallion Financial Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Medallion Financial Corp. to be held on June 14, 2019, at 10:00 a.m., Eastern Time, at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. You may vote over the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Voting by one of these methods will ensure that your shares will be represented at the Annual Meeting.

Thank you for your cooperation.

Sincerely,

ALVIN MURSTEIN

Chairman of the Board of Directors and Chief Executive Officer

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 14, 2019

The Annual Meeting of Shareholders, or the Annual Meeting, of Medallion Financial Corp. (except where the context suggests otherwise, the terms the “Company,” “we,” “us” and “our” refer to Medallion Financial Corp.) will be held on June 14, 2019 at 10:00 a.m., Eastern Time at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022, to consider and act upon the following matters:

1.	To elect two directors to serve until the 2022 Annual Meeting of Shareholders;

2.	To ratify the selection of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2019;

3.	To vote on a non-binding advisory resolution to approve the 2018 compensation of the Company’s named executive officers, as described in the accompanying proxy statement; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 15, 2019 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of 10 days prior to the meeting during regular business hours at our principal offices located at the address listed above. All shareholders are cordially invited to attend the Annual Meeting.

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder

Meeting to be Held on June 14, 2019

The proxy statement and 2018 Annual Report to shareholders are available at: https://www.proxydocs.com/MFIN

By Order of the Board of Directors,

MARIE RUSSO

Secretary

New York, New York

April 30, 2019

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY FOLLOWING THE INSTRUCTIONS IN THE NOTICE OF AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD YOU RECEIVED IN THE MAIL. FOR DETAILED INFORMATION REGARDING VOTING INSTRUCTIONS, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING / HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?” ON PAGE 3 OF THE PROXY STATEMENT. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

2019 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

June 14, 2019

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting to be held on June 14, 2019 and at any adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. Eastern Time at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022. The date of the mailing of this proxy statement and accompanying proxy is on or about April 30, 2019. All shares of common stock will be voted in accordance with the shareholders’ instructions.

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on April 15, 2019 will constitute a quorum. If the accompanying proxy is properly signed and timely returned to American Stock Transfer & Trust Company, LLC and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy card will vote:

(i)	FOR the Board of Directors’ nominees;

(ii)	FOR the ratification of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2019;

(iii)	FOR the approval of a non-binding advisory resolution to approve the 2018 compensation of the Company’s named executive officers, as described in this proxy statement; and

(iv)	if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters.

Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

VOTING SECURITIES AND VOTES REQUIRED

On April 15, 2019, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, an aggregate of 24,600,507 shares of our common stock, $0.01 par value per share, or Common Stock, were outstanding and entitled to vote. Shareholders are entitled to one vote per share.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. A plurality of the votes cast is required for the election of directors. A majority of the votes cast is required for all other matters. Abstentions and broker non-votes will be considered as present for quorum purposes but will not be counted as votes cast. Abstentions and broker non-votes will have no effect on the matters to be voted on at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:

Our Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place on June 14, 2019. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2018 Annual Report, including our 2018 consolidated financial statements, is also enclosed.

Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:

In accordance with the Securities and Exchange Commission rules, we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice of Availability of Proxy Materials to our shareholders of record and beneficial shareholders as of April 15, 2019, which is the record date for the Annual Meeting.

Q:	WHAT WILL BE VOTED ON AT THE MEETING?

A:	There are three matters scheduled to be voted on at the Annual Meeting:

(i)	The election of two directors to serve until the 2022 Annual Meeting of Shareholders;

(ii)	The ratification of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

(iii)	The approval of a non-binding advisory resolution to approve the 2018 compensation of the Company’s named executive officers, as described in this proxy statement.

Q:	WHAT IS OUR VOTING RECOMMENDATION?

A:	Our Board of Directors recommends that you vote your shares:

(i)	FOR the Board of Directors’ nominees;

(ii)	FOR the ratification of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

(iii)	FOR the approval of a non-binding advisory resolution to approve the 2018 compensation of the Company’s named executive officers, as described in this proxy statement.

Q:	WHAT SHARES CAN I VOTE?

A:

All shares owned by you as of the close of business on April 15, 2019, the record date, may be voted by you. These shares include (1) shares held directly in your name as the shareholder of record, including shares purchased through our Dividend Reinvestment Plan and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy for you to use.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING. SHARES HELD IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A:

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described in “HOW ARE VOTES COUNTED?” below.

For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer.

Registered stockholders with shares registered directly in their names with our transfer agent, American Stock Transfer & Trust Company, LLC, will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with American Stock Transfer & Trust Company, LLC, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.

Q:	CAN I CHANGE MY VOTE?

A:

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by delivery of a written revocation to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219 or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	HOW ARE VOTES COUNTED?

A:

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. The election of our directors requires a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast. This means the nominees for election to the Board of Directors at the Annual Meeting who receive the largest number of properly cast “FOR” votes will be elected as directors.

The approval of all other proposals requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the results of the votes on such proposals.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A:

The quorum requirement for holding the meeting and transacting business is the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received instructions from the beneficial owner to vote on a particular matter, and (2) the broker lacks discretionary power to vote such shares with respect to such matter.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A:

Approval of the director nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy. Approval of all other matters requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, as described in “WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?” above.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:

We will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or the Commission, on or before June 20, 2019. The Form 8-K will be available on the “Investor Relations” section of our website at www.medallion.com and on the Commission’s website at www.sec.gov.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A:

Each share of our Common Stock outstanding as of the close of business on April 15, 2019, the record date, is entitled to vote on all items being voted upon at the Annual Meeting. On the record date, we had approximately 24,600,507 shares of Common Stock issued and outstanding.

Q:	WHO WILL COUNT THE VOTES?

A:	A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	IS MY VOTE CONFIDENTIAL?

A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within us or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A:

We will pay the entire cost of the proxy preparation and solicitation, including reimbursing brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. We have retained Alliance Advisors, LLC to act as a proxy solicitor for a fee of approximately $6,500, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees as well as our proxy solicitor may solicit proxies in person, by telephone or by electronic communication. Our directors, officers and regular employees will not receive any additional compensation for such solicitation activities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 15, 2019, regarding the ownership of our Common Stock by (i) the persons known by us to own more than five percent of the outstanding shares, (ii) all of our directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 15, 2019 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Alvin Murstein(2) Chairman, Chief Executive Officer, and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	1,627,388	6.62%

Andrew M. Murstein(3) President, Chief Operating Officer, and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	1,861,629	7.57%

Larry D. Hall(4) Senior Vice President and Chief Financial Officer c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	85,867	*

Stephen A. Lewis(5) Senior Vice President of Medallion Capital, Inc. c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	35,234	*

Donald S. Poulton(6) Chief Executive Officer and President of Medallion Bank c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	74,331	*

Henry L. Aaron(7) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	17,000	*

John Everets(8) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	80,555	*

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Frederick A. Menowitz(9) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	26,500	*

David L. Rudnick(10) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	226,277	*

Allan J. Tanenbaum(11) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	38,788	*

Lowell P. Weicker, Jr.(12) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	37,485	*

All executive officers and directors as a group (16 persons)(13)	4,219,162	17.10%

Key Colony Fund, L.P.(14) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	1,563,028	6.35%

*	Less than 1.0%
(1)

Applicable percentage of ownership is based on 24,600,507 shares of Common Stock outstanding as of April 15, 2019 together with the exercisable options for such shareholder or group of shareholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares subject to options are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Includes 1,338,300 shares of Common Stock owned by the Alvin Murstein Second Family Trust of which Alvin Murstein is a trustee and beneficiary, 135,211 shares of Common Stock owned by Mr. Murstein directly, 117,660 shares of Common Stock owned by the Aileen J. Murstein Family 2012 Trust of which Mr. Murstein is the grantor and Mr. Murstein’s spouse is a co-trustee and the beneficiary, 5,000 shares of Common Stock owned by Mr. Murstein’s spouse and 31,217 shares of restricted Common Stock owned by Mr. Murstein directly. Does not include 34,899 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 15, 2019.

(3)

Includes 1,481,863 shares owned by the Andrew Murstein Family Trust, of which Andrew M. Murstein is a trustee and beneficiary, 334,422 shares held by Mr. Murstein directly and 45,344 shares of restricted Common Stock owned by Mr. Murstein directly. Does not include 98,713 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 15, 2019.

(4)

Includes 62,264 shares of Common Stock owned by Larry D. Hall directly and 23,603 shares of restricted Common Stock owned by Mr. Hall directly. Does not include 26,589 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 15, 2019.

(5)

Includes 19,244 shares of Common Stock owned by Stephen A. Lewis directly and 15,990 shares of restricted Common Stock owned by Mr. Lewis directly. Does not include 18,280 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 15, 2019.

(6)

Includes 56,814 shares of Common Stock owned by Donald S. Poulton directly and 17,517 shares of restricted Common Stock owned by Mr. Poulton directly. Does not include 21,604 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 15, 2019.

(7)

Consists of 17,000 shares of Common Stock issuable upon the exercise of options. Does not include 4,000 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 15, 2019.

(8)

Includes 70,000 shares of Common Stock owned by John Everets directly, 3,000 shares of Common Stock held by Arcturus Capital, of which Mr. Everets is a 50% owner and 7,555 shares of Common Stock issuable upon the exercise of options. Does not include 3,778 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 15, 2019.

(9)

Includes 15,500 shares of Common Stock owned by Frederick A. Menowitz directly and 11,000 shares of Common Stock issuable upon the exercise of options. Does not include 12,000 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 15, 2019.

(10)

Includes 8,424 shares of Common Stock owned by David L. Rudnick directly, 208,853 shares of Common Stock held by Alliance Bernstein in a Roth Individual Retirement Account for the benefit of Mr. Rudnick and 9,000 shares of Common Stock issuable upon the exercise of options. Does not include 12,000 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 15, 2019.

(11)

Includes 34,566 shares of Common Stock owned by Allan J. Tanenbaum directly and 4,222 shares of Common Stock issuable upon the exercise of options. Does not include 2,111 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 15, 2019.

(12)

Includes 1,000 shares of Common Stock owned by Lowell P. Weicker, Jr. directly, 12,885 shares of Common Stock owned by the Lowell P. Weicker Estate for Lowell P. Weicker, Jr. of which Mr. Weicker is the income beneficiary, 2,300 shares of Common Stock held by Bank of New York Mellon Wealth Management in an Individual Retirement Account for the benefit of Mr. Weicker, Jr.’s spouse, 300 shares of Common Stock owned by Mr. Weicker, Jr.’s spouse and 21,000 shares of Common Stock issuable upon the exercise of options.

(13)

Consists of 72,777 shares of Common Stock issuable upon the exercise of options. Does not include 277,181 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 15, 2019.

(14)

Based upon a Schedule 13D/A filed with the Commission on April 1, 2019 by Key Colony Fund, L.P., or Key Colony. In the Schedule 13D/A, Key Colony reported that it has sole voting and dispositive power with respect to 1,563,028 shares.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms of three years. Elections for Class II directors will be held at the Annual Meeting on June 14, 2019. Class III directors were last elected at the annual meeting of shareholders held on June 22, 2017 and will stand for election in 2020. Class I directors were last elected at the annual meeting of shareholders held on June 15, 2018 and will stand for election in 2021.

The Board of Directors has nominated Andrew M. Murstein and Allan J. Tanenbaum for election as Class II directors for a three-year term until the annual meeting of shareholders in 2022. Lowell P. Weicker, Jr.’s term will expire at this Annual Meeting on June 14, 2019. The size of the Board of Directors will accordingly decrease from eight to seven members following this Annual Meeting. Messrs. Murstein and Tanenbaum each presently serves as a director and each has consented to being named in this proxy statement and to serve if elected. THE PERSONS NAMED IN THE ENCLOSED PROXY CARD, ALVIN MURSTEIN AND MARIE RUSSO, WILL VOTE TO ELECT MESSRS. MURSTEIN AND TANENBAUM AS OUR DIRECTORS UNLESS AUTHORITY TO VOTE FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES IS WITHHELD BY MARKING THE PROXY CARD TO THAT EFFECT. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable.

Approval of the nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy.

NOMINEES TO SERVE AS CLASS II DIRECTORS UNTIL

THE 2022 ANNUAL MEETING OF SHAREHOLDERS

Name	Age	Position	Term of Office
Andrew M. Murstein	54	Director	Director since 1997
Allan J. Tanenbaum	72	Director	Director since 2017

Independent Director

Allan J. Tanenbaum has served as our director since October 2017. Mr. Tanenbaum has been Of Counsel to Taylor English Duma, LLC, an Atlanta-based law firm, since September 2014 and General Counsel and Managing Director of Equicorp Partners, LLC, an Atlanta-based private investment and advisory firm, since January 2006. From February 2001 to December 31, 2005, Mr. Tanenbaum served as Senior Vice President, General Counsel and Corporate Secretary for AFC Enterprises, Inc., a franchisor and operator of quick-service restaurants. From June 1996 to February 2001, Mr. Tanenbaum was a shareholder in Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., an Atlanta, Georgia law firm, where he represented corporate clients in connection with mergers and acquisitions and other commercial transactions. He currently serves as a director of DSW Inc. Mr. Tanenbaum’s legal background and services as general counsel of a public company provide our Board of Directors with valuable board governance experience.

Non-Independent Director

Andrew M. Murstein has served as our President since our inception in 1995. Mr. Murstein has served as our director since October 1997. He also currently serves and has previously served as officer and director of some of our wholly owned subsidiaries. Mr. Murstein previously served as the Vice Chairman and Secretary of Sports Properties Acquisition Corp. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University. Andrew Murstein is the son of our Chairman

and Chief Executive Officer, Alvin Murstein, and the son-in law of David Rudnick, one of our directors. Mr. Murstein brings to our Board of Directors over 25 years of experience in the ownership, management, and financing of commercial businesses and taxicab medallions. He has deep knowledge of our company and its business, having served as our President since our inception in 1995 and on our Board of Directors since 1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” MESSRS. MURSTEIN AND TANENBAUM AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

We are asking the shareholders to ratify the Audit Committee’s appointment of Mazars USA LLP, or Mazars, as our independent registered public accounting firm for the fiscal year ending December 31, 2019. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our shareholders’ best interests.

Mazars has audited our consolidated financial statements annually since our 2005 fiscal year. Representatives of Mazars are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Mazars for professional services rendered for the fiscal years ended December 31, 2018 and December 31, 2017:

Fee Category	Fiscal 2018 Fees	Fiscal 2017 Fees
Audit Fees	$1,189,886	$951,757
Audit-Related Fees	—	—
Tax Fees	184,400	175,930
All Other Fees	—	—

Total Fees	$1,374,286	$1,127,687

Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Also consists of fees billed for services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    There were no fees billed to us by Mazars for the fiscal years ended December 31, 2018 and December 31, 2017 for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance, assistance with tax reporting requirements and audit compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on federal and state tax matters.

All Other Fees.    There were no fees billed to us by Mazars for the fiscal years ended December 31, 2018 and December 31, 2017 for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, John Everets, the authority to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm so long as such approval is ratified by the Audit Committee in a timely manner. All fees for services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, nor shall such information be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee of Medallion Financial Corp., or the Company, in the past year. The Audit Committee of the Board of Directors is composed of four independent directors selected by the Board of Directors who meet the experience and independence requirements of NASDAQ and the Commission. In addition, the Board of Directors has determined that John Everets is an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent accountants, Mazars USA LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board (United States) Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent accountant the independent accountant’s independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

5. The Audit Committee has considered whether the provision of non-audit related services by the independent accountants is compatible with maintaining the accountant’s independence.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

John Everets, Chairman

Frederick A. Menowitz, Director

Allan Tanenbaum, Director

Lowell P. Weicker, Jr., Director

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAZARS USA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to cast a non-binding advisory vote on the 2018 compensation of our named executive officers, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. This vote gives shareholders the opportunity to convey their views regarding our overall executive compensation programs and policies more broadly. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. The principles of our executive compensation program are intended to encourage good governance, protect and promote shareholder interests and further align the interests of our executives with those of the Company, as discussed further in the Compensation Discussion and Analysis on page 23.

We also believe that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the 2018 compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the Company’s 2019 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We currently hold our “say-on-pay” vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of “say-on-pay” votes at least every six years. The next advisory vote on the frequency of the “say-on-pay” vote will occur no later than 2024.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

CORPORATE GOVERNANCE

Organization of the Board of Directors

The Board of Directors is responsible for our management and direction and for establishing broad corporate policies. As further described below, the Board of Directors held regularly scheduled meetings during the year ended December 31, 2018. The Board of Directors is comprised of eight total members, a majority of whom (five) are independent under NASDAQ listing standards. The Board of Directors held eight formal meetings during the year ended December 31, 2018. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served. Our directors are encouraged to attend the annual meeting of shareholders. Two of our directors attended last year’s annual meeting.

Board Leadership Structure

Alvin Murstein serves as both the Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors believes that this leadership structure of Mr. Murstein’s service as both the Chief Executive Officer and Chairman of the Board of Directors is in the best interest of our company and our shareholders. Mr. Murstein possesses detailed and in-depth specialized knowledge of the commercial loan and taxicab medallion loan businesses, opportunities and challenges facing our company and is thus best positioned to develop strategies and agendas that ensure that the Board of Director’s time and attention are focused on the most critical matters. His combined role enables greater efficiency regarding management of the Company, provides for decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees and customers. Because of the ease of communication arising from the relatively small size of the Board of Directors and the small number of independent directors, the Board of Directors has determined not to designate a lead independent director.

The Board of Directors believes that our independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board of Director meetings, the independent directors hold regular executive sessions. We believe that this approach effectively encourages full engagement of all directors in executive sessions, while avoiding unnecessary hierarchy. Following an executive session of independent directors, the presiding director, John Everets, acts as a liaison between the independent directors and the Chairman regarding any specific feedback or issues, provides the Chairman with input regarding agenda items for Board and Committee meetings, and coordinates with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.

Board’s Role in Risk Oversight

While risk management is primarily the responsibility of our management team, the Board of Directors is responsible for the overall supervision of our risk management activities. The Board’s oversight of the material risks faced by our company occurs at both the full board level and at the committee level.

Management provides regular updates throughout the year to the respective committees regarding the management of the risks they oversee, and each of these committees report on risk to the full board at regular meetings of the Board. For example, the Audit Committee reviews the adequacy of management information systems, internal accounting and financial controls. The Compensation Committee advises management and the Board of Directors on broad compensation policies to incentivize performance results without increasing risk. The Nominating and Governance Committee establishes, oversees and reviews governance principles and processes. The Investment Oversight Committee reviews the Company’s managed loan portfolio and makes determinations and recommendations concerning such portfolio as necessary or appropriate. In addition to the reports from the committees, the Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks as necessary. At each Board meeting, the Board addresses matters of particular importance or concern, including any significant areas of risk that require Board attention.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for our company. We also believe that our risk structure complements our current board leadership structure, as it allows our independent directors, through our fully independent board committees and otherwise, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Director Independence

As required under the NASDAQ listing standards, the Board of Directors annually determines each director’s independence. Under NASDAQ rules, independent directors must comprise a majority of a company’s board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a company’s audit, compensation, and nominating and governance committees be independent. Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Henry L. Aaron, John Everets, Frederick A. Menowitz, Allan J. Tanenbaum and Lowell P. Weicker, Jr. In making this determination, the Board found that none of these directors or nominees for director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees

We have five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Executive Committee and the Investment Oversight Committee. Each of these committees, except the Executive Committee, has a written charter approved by the Board of Directors. A copy of each charter can be found in the “Investor Relations – Corporate Governance” section of our website at www.medallion.com.

Audit Committee

The Audit Committee reviews the results and scope of the audit and other services provided by our independent public accountants. The Audit Committee met nine times during the year ended December 31, 2018 to review (i) the effectiveness of the public accountants during the audit for the year ended December 31, 2018, (ii) the adequacy of the 2018 financial statement disclosures for the year ended December 31, 2018, (iii) our internal control policies and procedures, and (iv) the selection of our independent public accountants. The members of the Audit Committee are Messrs. Everets, Menowitz, Tanenbaum and Weicker. Mr. Everets is the Chairman and audit committee financial expert. Each Audit Committee member meets the independence requirements of NASDAQ and the Commission.

Compensation Committee

The Compensation Committee evaluates and approves the compensation of our directors and executive officers (which is presented to the Board of Directors for ratification) including (i) all incentive compensation or equity-based incentive plans or arrangements established by us for officers and employees, including the grant of stock options and restricted stock to employees, (ii) adoption and amendment of all employee restricted stock, stock option and other employee benefit, plans and arrangements and (iii) the terms of any employment agreements and arrangements with, and any termination of our officers. The Compensation Committee reviews management’s recommendations and advises management and the Board of Directors on broad compensation policies such as salary ranges, annual incentive bonuses, long-term incentive plans, including equity-based compensation programs, and other benefit and perquisite programs. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.

The Compensation Committee has the resources and authority to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee has sole authority to select and retain a compensation consultant, to terminate any consultant retained by the Compensation Committee, and to approve the fees and other retention terms of any consultant. These consultants report directly to the Compensation Committee. The Compensation Committee did not engage an executive compensation consultant for initial 2018 pay decisions, but did conduct a search and engaged Meridian Compensation Partners, LLC, or Meridian, in late 2018 to conduct a comprehensive competitive benchmark review and assist with compensation changes going forward.

The Compensation Committee meets with the frequency necessary to perform its duties and responsibilities. The Compensation Committee usually makes many of its performance-based decisions at a meeting held in February of each fiscal year, including evaluating the performance of our named executive officers during the immediately preceding year, determining the amount of their annual cash bonuses for the preceding year and determining base salaries for the upcoming fiscal year. Grants of equity compensation are generally made in the first quarter of each year.

The members of the Compensation Committee are Messrs. Aaron, Tanenbaum and Weicker. Mr. Tanenbaum is the Chairman. Each member of the Compensation Committee is an “independent director,” as defined under the NASDAQ Marketplace Rules. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met five times during the year ended December 31, 2018 and made recommendations and certain decisions concerning executive and board compensation, including annual incentives, long-term/stock based compensation and other executive employment matters. The Board of Directors approved all recommendations and ratified all decisions of the Compensation Committee during the year ended December 31, 2018. See “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends individuals to the Board of Directors for nomination as members of the Board of Directors and its committees. The Nominating and Governance Committee is also charged with overseeing the evaluation of the Board of Directors and reviewing our board governance principles and advising the Board of Directors on such board governance. The members of the Nominating and Governance Committee are Messrs. Aaron, Menowitz and Tanenbaum. Mr. Tanenbaum is the Chairman. Each Nominating and Governance Committee member meets the independence requirements of NASDAQ and the Commission. The Nominating and Governance Committee met one time during the year ended December 31, 2018.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage the selection of directors who will contribute to our overall corporate goals: responsibility to shareholders, finance leadership, effective execution, high customer satisfaction and superior employee working environment. In nominating a candidate for election to the Board of Directors, the Nominating and Governance Committee may take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to us, the interplay of the candidate’s experience with the experiences of other board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees. While the Nominating and Governance Committee carefully considers diversity when considering directors, it has not established a formal policy regarding diversity. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers the above factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluation of candidates generally involves a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage third-party consultants or search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to our Secretary in writing to the following address: Medallion Financial Corp., Attn: Secretary, 437 Madison Avenue, 38th Floor, New York, New York 10022, with a copy to Medallion Financial Corp., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at the annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by our bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate or candidates recommended by a shareholder for nomination at the 2020 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such nomination or nominations must be given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than 120 days in advance of the date of our notice of annual meeting released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s notice of annual meeting of shareholders, then, in that event only, a shareholder’s notice must be delivered to and received at our principal executive offices at least 30 days before the notice of the date of the annual meeting is mailed to shareholders in the current year. The notice must include the information specified in our bylaws, including the following:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting the person or persons specified above;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

such other information regarding each nominee proposed by such shareholders as would be required to be included in our proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the consent of each nominee to serve as our director if so elected.

Executive Committee

The Executive Committee meets on an ad hoc basis to provide strategic and managerial advice to management. The members of the Executive Committee are Messrs. Alvin Murstein, Andrew M. Murstein and David L. Rudnick. Mr. Alvin Murstein is the Chairman. The Executive Committee did not meet during the year ended December 31, 2018.

Investment Oversight Committee

The Investment Oversight Committee meets on an ad hoc basis to (i) review information about our managed loan portfolio, including, but not limited to, loan delinquencies; (ii) make such determinations or recommendations with respect to our managed loan portfolio as well as our role as a servicing agent as it may deem necessary or appropriate; (iii) consider such other matters related to our managed loan portfolio as it deems necessary or appropriate; (iv) approve all taxi medallion loan modifications, subject to guidelines that may be established from time to time by the Investment Oversight Committee and any other required approvals; and (v) conduct such other related matters as may be directed by the Board of Directors. The members of the Investment Oversight Committee are Messrs. Alvin Murstein, Andrew M. Murstein, John Everets, David L. Rudnick and Allan Tanenbaum. Mr. John Everets is the Chairman. The Investment Oversight Committee was formed on February 20, 2018 and met five times during the year ended December 31, 2018.

Code of Ethics

We have adopted a code of ethics policy for our directors, officers and employees. These persons must act ethically at all times and in accordance with the guidelines comprising our Code of Ethical Conduct and Insider Trading Policy to establish standards and procedures for the prevention and detection of activities which signal a conflict of interest or an abuse of fiduciary duty. To further promote ethical and responsible decision-making, the Board of Directors also adopted a Code of Ethical Conduct for Senior Financial Officers. Our Code of Ethical Conduct and Insider Trading Policy and Code of Ethical Conduct for Senior Financial Officers can be found in the “Investor Relations – Corporate Governance” section of our website at www.medallion.com. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. The Board of Directors expects our directors, as well as our officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising our Code of Ethics, which include, among other things, rules prohibiting loans or other extensions of credit, securities transactions during “blackout” periods, acceptance of gifts, and certain interested transactions.

In addition, the Board of Directors has established a policy for reporting employee concerns to the Audit Committee of the Board of Directors. Anyone with a concern about our accounting, internal accounting controls, or auditing matters may confidentially report such concern by telephone to a special dedicated toll-free phone number. This policy was previously announced to all of our employees and the telephone number is published in our common-area workplaces. All such communications are confidential and shall be promptly reviewed by the Audit Committee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with our Board of Directors through our Secretary by writing to the following address: Board of Directors, c/o Secretary, Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022. Our Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, loan complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as loan-related inquiries, elsewhere within us for review and possible response.

OUR DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the name, ages and titles of the persons who were our directors and executive officers as of April 15, 2019:

Name	Age	Position(s) Held
Independent Directors
Henry L. Aaron(1)	85	Director
John Everets(1)	72	Director
Frederick A. Menowitz(2)	82	Director
Allan J. Tanenbaum(3)	72	Director
Lowell P. Weicker, Jr.(4)	87	Director

Non-Independent Directors
Alvin Murstein(1)(5)	84	Chairman, Chief Executive Officer, and Director
Andrew M. Murstein(3)(5)	54	President, Chief Operating Officer, and Director
David L. Rudnick(2)(5)	78	Director

Executive Officers Who Are Not Directors
Larry D. Hall	65	Senior Vice President and Chief Financial Officer
Stephen A. Lewis	70	Senior Vice President of Medallion Capital, Inc.
Thomas J. Munson	36	Executive Vice President and Chief Credit Officer
Donald S. Poulton	65	Chief Executive Officer and President of Medallion Bank
Marie Russo	94	Senior Vice President and Secretary
Marisa T. Silverman	40	Chief Compliance Officer and General Counsel
Alexander S. Travis	42	President of Medallion Capital, Inc.

(1)	Indicates a Class III director whose term expires at the 2020 Annual Meeting of Shareholders.
(2)	Indicates a Class I director whose term expires at the 2021 Annual Meeting of Shareholders.
(3)	Indicates a Class II director standing for election at this Annual Meeting.
(4)	Indicates a Class II director whose term expires at the 2019 Annual Meeting of Shareholders.
(5)	Indicates a non-independent director as determined under applicable NASDAQ listing standards.

The address for each director is c/o Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022.

The address for the executive officers is our principal offices, located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

Independent Directors Not Standing for Election

Henry L. Aaron has served as our director since November 2004. Mr. Aaron served as a director of Turner Broadcasting System, Inc. from 1980 until its acquisition by Time Warner, Inc. in 1996. Mr. Aaron is currently Senior Vice President of Atlanta National League Baseball Club, Inc. Mr. Aaron sits on the board of directors of the Atlanta Braves. Mr. Aaron previously served as a director of DSW Inc., Retail Ventures, Inc. and Sports Properties Acquisition Corp. He is a member of the Board of Governors for Boys and Girls Clubs of America. Mr. Aaron is a recipient of the Presidential Medal of Freedom, the nation’s highest civilian award, awarded by President George W. Bush. Mr. Aaron brings strong executive management skills to our Board of Directors. He also provides the Board of Directors with experience on other public company boards of directors which provides our Board of Directors with insight on developing best practices for public companies in areas such as risk oversight and corporate governance matters.

John Everets has served as our director since July 2017. Mr. Everets is currently a partner at Arcturus Capital in Boston, Massachusetts. Prior to joining Arcturus, he was lead investor, Chairman of the Board and

Chief Executive Officer of the Bank of Maine from 2010 to 2015, where he led the recapitalization of the Bank, helped improved its financial position and eventually joined with Camden National Bank to form the largest bank in northern New England. Before leading the Bank of Maine, Mr. Everets was Chairman of Yorkshire Capital. Prior to that, he was Chairman and CEO of GE HPSC, Inc., from 1993 to 2006, where he grew the company from $100 million in assets to $1 billion before it was acquired by General Electric in 2004. Mr. Everets also previously held several executive positions at Advest, Inc. Mr. Everets is currently a Director of the Eastern Company, a Trustee of the Boston Athenaeum and is on the Board of Directors of Newman’s Own Foundation where he chairs the Finance Committee. He brings extensive financial and leadership experience at both public and private companies to our Board of Directors.

Frederick A. Menowitz has served as our director since May 2003. Mr. Menowitz is currently an independent active real estate investor with over 50 years of experience and a philanthropist. Mr. Menowitz received a B.A. from the University of Virginia and a J.D. from the University of Virginia School of Law. He is a Founder of Mount Sinai Medical Center, Miami Beach, Florida and a member of the Board of Directors of the Cystic Fibrosis Foundation. Mr. Menowitz brings legal and business expertise and finance and investment skills to our Board of Directors.

Lowell P. Weicker, Jr. has served as our director since February 2003. Mr. Weicker served as Governor of the State of Connecticut from 1991 to 1995. He served as a United States Senator representing the State of Connecticut from 1970 to 1988. Mr. Weicker previously served as a director of World Wrestling Entertainment, Inc. and Compuware Corporation. He received a B.A. from Yale University and a L.L.B. from the University of Virginia School of Law. Mr. Weicker brings valuable skills to the Board of Directors that he acquired through his extensive career in the public sector, such as his expertise in the areas of government relations and external affairs. He also provides the Board of Directors with experience on other public company boards of directors which provides our Board of Directors with insight on developing best practices for public companies in areas such as risk oversight and corporate governance matters.

Non-Independent Directors Not Standing for Election

Alvin Murstein has served as Chairman of our Board of Directors since our founding in 1995 and has been our Chief Executive Officer since February 1996. Mr. Murstein has also been Chairman of the board of directors and Chief Executive Officer of Medallion Funding LLC, formerly known as Medallion Funding Corp., since its founding in 1979. Mr. Murstein received a B.A. and an M.B.A. from New York University and has been an executive in the taxicab industry for over 60 years. Mr. Murstein served on the board of directors of the Strober Organization, Inc., a building supply company, from 1988 to 1997. Alvin Murstein is the father of Andrew M. Murstein. Mr. Murstein brings to our Board of Directors over 50 years of experience in the ownership, management, and financing of commercial businesses and taxicab medallions. He has deep knowledge of our company and its business, having served as Chairman of our Board of Directors since our founding in 1995 and our Chief Executive Officer since 1996.

David L. Rudnick has served as our director since February 1996. Mr. Rudnick serves as President of Rudco Properties, Inc., a real estate management concern and CEO of the Century Associates Group, a national commercial real estate concern which he founded in 1969. Mr. Rudnick served as President of Rudco Industries, Inc., an international manufacturer of machine readable documents, from 1963 to 1986. Mr. Rudnick previously served as President of the Financial Stationers Association and a director of West Side Federal Savings & Loan Association. Mr. Rudnick received an A.B. with honors in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is Andrew M. Murstein’s father-in-law. Mr. Rudnick brings investment and executive management skills to our Board of Directors. He also has deep knowledge of our company and its business, having served on our Board of Directors since 1996.

Executive Officers Who Are Not Directors

Larry D. Hall has served as our Chief Financial Officer since March 2004. Prior to that he served as our Acting Chief Financial Officer since July 2003, as our Chief Accounting Officer since May 2001 and as our Assistant Treasurer since October 2000. Mr. Hall previously served as Chief Financial Officer of Sports Properties Acquisition Corp. Mr. Hall was employed by Citibank as Vice President – Corporate Financial Control/Corporate Reporting & Analysis from October 1995 to October 2000. Mr. Hall was Vice President – Finance/Controller, Treasurer and Secretary of Consolidated Waste Services of America from April 1993 to March 1995. Prior to that, he was Vice President – Manager of Line Accounting for Wells Fargo and Co. from November 1987 to March 1993 and Senior Audit Manager in the Financial Services Industry Group for Arthur Andersen & Company from September 1976 to October 1987. Mr. Hall received his B.S. in business administration from the University of Southern California.

Stephen A. Lewis has served as Senior Vice President of Medallion Capital, Inc. since 1998. Mr. Lewis was a Vice President of Capital Dimensions, from 1989 until it was acquired by us in 1998. Mr. Lewis has served on several corporate boards and currently focuses on strategic growth of the Medallion Capital portfolio. He previously served as President of the Midwest Region of the Small Business Investor Alliance, or SBIA, and also served on its National Board of Governors. Mr. Lewis has a B.S. in Mechanical Engineering and an M.S. in Industrial Engineering from Ohio University.

Thomas J. Munson has served as our Executive Vice President and Chief Credit Officer since April 2017. Mr. Munson joined us in October 2012 as Vice President of Medallion Financial Corp. and Senior Vice President of Medallion Funding LLC and had served as Senior Vice President of Medallion Financial Corp. from March 2015 to April 2017. Prior to joining Medallion, Mr. Munson was a Vice President of Valley National Bank (formerly State Bank of Long Island) in their Middle Market/Commercial Lending Group. Mr. Munson received a B.S. in finance with a minor in economics from The University of Scranton and an MBA from Long Island University.

Donald S. Poulton has served as the Chief Executive Officer and President of Medallion Bank since May 2015. Mr. Poulton joined us in August 2002 as the Chief Lending Officer of Medallion Bank. Prior to joining Medallion Bank, Mr. Poulton served as the Chief Lending Officer and Executive Vice President of American Investment Financial. Mr. Poulton received a B.S. in finance from the University of Utah.

Marie Russo has served as our Senior Vice President and Secretary since February 1996. Ms. Russo has also been Senior Vice President and Secretary of Medallion Funding LLC, since June 1996. Ms. Russo served as Vice President of Operations of Tri-Magna from 1989 until its acquisition by us in May 1996. From 1989 to 1996, she was Vice President of Medallion Funding LLC, and from 1983 to 1986, she was Controller of Medallion Funding LLC. Ms. Russo received a B.S. in accounting from Hunter College.

Marisa T. Silverman has served as our General Counsel and Chief Compliance Officer since March 2015. Ms. Silverman joined us in November 2004 serving first as Legal Intern and as Assistant General Counsel beginning in September 2005. Ms. Silverman received a B.A. in Political Science from Bard College and a J.D. from St. John’s University School of Law.

Alexander S. Travis joined Medallion Capital, Inc. in 2014 and has served as President since December 2018. Prior to joining Medallion Capital, Inc., Mr. Travis held various positions within private equity, investment banking and institutional asset management. Mr. Travis holds a B.S. in Finance from Iowa State University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis, or CD&A, describes the Company’s executive compensation program for the year ended December 31, 2018. Our compensation program is designed to attract, motivate and retain the colleagues who lead our business. In particular, this CD&A explains how the Compensation Committee made 2018 compensation decisions for the following named executive officers, or NEOs:

Name	Position
Alvin Murstein	Chairman and Chief Executive Officer
Andrew M. Murstein	President and Chief Operating Officer
Larry D. Hall	Senior Vice President and Chief Financial Officer
Stephen A. Lewis	Senior Vice President of Medallion Capital, Inc.
Donald S. Poulton	Chief Executive Officer and President of Medallion Bank

Our Business Roots

We are a finance company that has historically had a leading position in originating, acquiring, and servicing loans that finance taxicab medallions and various types of commercial businesses. Recently, our strategic focus and growth has been through Medallion Bank, which originates consumer loans for the purchase of recreational vehicles, boats and trailers and to finance small-scale home improvements. Since Medallion Bank acquired a consumer loan portfolio and began originating consumer loans in 2004, it has increased its consumer loan portfolio at a compound annual growth rate of 16% (19% if there had been no loan sales during 2016, 2017 and 2018).

A Shifting Business Strategy and Organization Model

In January 2017, we announced our plans to transform our strategy to transition away from taxi medallion lending, a business significantly challenged in recent years, to focus on our consumer finance portfolio. In early 2018, management laid out a three-prong strategy to reduce the Company’s medallion exposure, grow consumer segments and deconsolidate the Taxi Medallion Loan Trust III, or Trust III, facility. We believe our business transformation will result in our long-term profitability and success.

On March 7, 2018, a majority of our shareholders authorized our Board of Directors to withdraw our election to be regulated as a business development company, or BDC, under the 1940 Act. Effective April 2, 2018, following the approval of our shareholders, we withdrew our election to be regulated as a BDC and since that time we have operated and will continue to operate as a non-investment company. This withdrawal allowed us to consolidate the financial results of our primary operating subsidiary, Medallion Bank, and controlled or majority-owned portfolio investments together with the Company. This transition has simplified our reporting and more accurately reflects our operating results.

2018 – A Year of Transformation and Progress

Management’s three-prong strategy has proven successful and management is confident that we have taken the appropriate measures to get back to a path of profitability. Our significant improvements and progress, as of December 31, 2018, included:

•	Reduced medallion lending portfolio by 60% from $388 million to $156 million;

•	Reduced medallion loans as a percentage of total loans from 28% in 2017 to 16% in 2018;

•	Increased our net consumer lending portfolio 11% to $762 million compared to $684 million;

•	Increased consumer lending portfolio 22% per year since 2011, or 30% inclusive of loans sold out of portfolio; and

•

Deconsolidated the Trust III facility resulting in a recorded fourth quarter gain to earnings and tangible book value of approximately $19.2 million after taxes and elimination of $63.2 million of medallion loans and loans in process of foreclosure from the Company’s balance sheet, along with $98.5 million of debt and payables that Trust III owed to its lender while remaining as a fee based servicer of the loans in Trust III.

Medallion Bank’s ability to originate consumer loans has been highly successful and will continue to drive meaningful value for the Company and its shareholders. While the Company has faced challenges and significant work was involved in executing our three-prong strategy to transition the Company back to a path of profitability, our progress has been significant and we are confident our results will result in positive shareholder value.

Impact of Say on Pay Vote and Shareholder Engagement

As required by Section 14A of the Exchange Act, our shareholders voted on a non-binding advisory resolution regarding the compensation of the NEOs at the 2018 Annual Meeting of Shareholders. We pay careful attention to communication received from shareholders regarding executive compensation, including the non-binding advisory vote.

During our period of transformation, the Company received shareholder support for our non-binding advisory resolution of 66.3% in 2018, compared to 58.4% shareholder approval at our 2017 Annual Meeting of Shareholders. While there was an increase in shareholder approval of our say-on-pay proposal in 2018, as we stated in our 2018 proxy statement, we undertook a comprehensive shareholder outreach initiative inviting shareholders to provide feedback on executive compensation practices, summarize the results of the shareholder outreach process and share changes we have implemented.

We reached out to 21 of our institutional shareholders, which account for 84% of institutionally-held shares. Two institutions engaged with management, eight institutions declined and eleven did not respond to our initial outreach and follow-up. While the number of shareholders that accepted our offer to talk to us was limited, we valued the input and will continue to encourage shareholder engagement. Themes from our discussions focused on our board structure and disclosure. Investors suggested that we consider board refreshment and diversity and commented on the average age of our Board of Directors. We also received feedback that shareholders would like more information shared in our CD&A. In response to this feedback, and consistent with our prior goals to improve our compensation programs, the Compensation Committee committed to conducting a comprehensive review of the current pay programs and enhancing the CD&A disclosure. Our Board of Directors plans to recruit new directors who are more diverse.

Additionally, as part of our outreach and following our 2018 Annual Meeting of Shareholders, the Compensation Committee retained the services of Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant with a goal to enhance our compensation program and practices. Meridian developed a new peer group aligned with our industry classification, benchmarked executive and board compensation, shared best practices and discussed potential adjustments to the annual and long-term incentive plans. Meridian also assisted with the implementation of risk mitigating compensation practices, such as stock ownership guidelines and a compensation recoupment policy, as well as assisted with increased disclosure in the CD&A.

Governance Best Practices

The principles of our executive compensation programs are to encourage good governance, protect and promote the interests of our stockholders, align the interests of our executives with those of the Company, promote a culture of integrity and accountability, and enhance stockholder value. Below we summarize our compensation best practices:

•	Stock Ownership Guidelines – We require our executives and directors to own and hold shares in the Company. (See page 31 for a description of our new policy.)

•

Compensation Recoupment Policy – We have adopted a compensation recoupment policy requiring the return of incentive compensation in the event of a financial restatement or in the event an executive engages in conduct that is detrimental to the Company. (See page 32 for a description of our new policy.)

•	Independent Compensation Advisor – The Compensation Committee engaged Meridian as its independent compensation consultant.

•	Performance-Based Compensation – A significant portion of our executive compensation is paid based on performance.

•	Corporate Governance Documents – We have adopted the following corporate governance documents:

•	Code of Ethical Conduct and Insider Trading Policy, which, among other guidelines, prohibits short sales, investments in derivatives of the Company’s securities and margin purchases; and

•	Code of Ethical Conduct for Senior Financial Officers.

•	No Guaranteed Equity Incentives – We do not have any contracts that guarantee equity incentives will be granted to our NEOs.

•	No Tax Gross-Ups in our 2018 Equity Incentive Plan.

•	No repricing of awards without shareholder approval.

Other Changes Implemented in 2018-2019

In addition to the new stock ownership guidelines and recoupment policy described above, the Compensation Committee also worked with Meridian to make the following improvements to our compensation programs:

•

Developed a performance-based “Scorecard” to provide structure for determining the annual bonus payouts and annual equity awards. The Scorecard was piloted for the 2018 annual incentive payouts and will provide further structure for the 2019 bonus program. (See the “Annual Bonus/Incentive” section on page 27 for list of scorecard factors introduced in 2018.)

•

In 2019, we added stock options to the long-term incentive program to provide a mix of 50% stock options and 50% time-based restricted stock to increase executives’ alignment with shareholders. Such grants will be allocated based on the Compensation Committee’s assessment of the Company’s prior year performance (and consideration of scorecard metrics) as well as individual performance and contribution.

•

Evaluated board compensation relative to market and will consider potential changes in 2019 in line with other governance initiatives (e.g. adding member(s) and increasing diversity on the Board of Directors).

EXECUTIVE COMPENSATION PROGRAM AND PAY DECISIONS

The primary objective of our compensation program is to establish compensation levels that enable us to attract, retain and reward executive officers who contribute to our long-term success, to tie annual and long-term cash and equity incentives to the achievement of measurable corporate, business unit and individual performance objectives, and to align executives’ incentives with shareholder value creation.

Principal Elements of Pay

Our executive compensation emphasizes variable pay that is essential to attract, motivate and retain highly qualified and industrious employees. Our policy is to provide total compensation packages that are competitive within our industry. The compensation program includes components designed both to motivate executives and to provide incentives to executives, as well as retain them. The three primary components of our compensation program are base salary, cash bonus and equity incentive awards. Each of these elements serves a specific purpose in our compensation strategy.

Element	Form	Purpose/Description
Base Salary	Cash	We pay a competitive base salary rate to attract and retain highly skilled executive talent.

Annual Bonus/Incentive	Cash	Bonuses are paid to encourage achievements relative to our annual business plans and objectives.

Equity Incentive	Equity (restricted stock)

Shares of restricted stock are granted to help retain productive executives and to more closely align their interests with those of shareholders.

In 2019, we moved to a long-term incentive program to grant a mix of stock options and restricted stock to better align our executives with shareholders and reward stock price appreciation.

In implementing our compensation policy, we seek to tie compensation to our financial performance and business objectives, reward high levels of individual performance and base a significant portion of total executive compensation on our annual and long-term performance. While compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent, our Compensation Committee applies such judgment and subjective determinations in reconciling the program’s objectives with the realities of retaining valued employees.

Total Compensation Components and Pay Decisions

Base Salary

We provide our NEOs with base salary as a base level of compensation to compensate them for serving in their respective roles during the fiscal year. Base salary ranges for NEOs are determined based on each NEO’s position and duties and in consideration of competitive market data.

Salaries are reviewed by the Compensation Committee each year, or in the event of a promotion or other significant change in responsibilities. Any increases consider a review and evaluation of an NEO’s performance, the Company’s performance and market data for similar roles at companies similar in industry and size.

In 2018, Messrs. Alvin Murstein and Andrew M. Murstein did not receive a salary increase. The other NEOs received modest increases in base salary. These decisions were made by the Compensation Committee and ratified by the Board of Directors at their respective February 2018 meetings and communicated to each NEO shortly thereafter.

The table below illustrates the percentage increases in NEO base salary from 2017 to 2018.

Name and Principal Position	2017 Salary ($)	2018 Salary ($)	Increase (%)
Alvin Murstein	868,972	868,972	—
Chairman, Chief Executive Officer and Director

Andrew M. Murstein	1,017,040	1,017,040	—
President, Chief Operating Officer and Director

Larry D. Hall	325,054	328,305	1%
Senior Vice President and Chief Financial Officer

Stephen A. Lewis	294,151	302,976	3%
Senior Vice President of Medallion Capital, Inc.

Donald S. Poulton	334,750	344,793	3%
Chief Executive Officer and President of Medallion Bank

Annual Bonus/Incentive

NEOs are eligible for annual cash bonuses, as determined by the Compensation Committee and ratified by the Board of Directors. The purpose of the annual bonuses are to compensate NEOs based on their achievements of Company financial and operational goals as well as division and individual performance objectives. For the 2018 bonus decisions, the Compensation Committee used a newly developed “Scorecard” of performance factors (i.e. Scorecard) to provide a more structured reference for determining incentive payouts. The Compensation Committee selected the following performance scorecard metrics for 2018.

Overall Company Metrics	Business Segment/Individual Metrics

•  Share price performance in relation to peers, the industry and overall markets

•  Consolidated return on assets

•  Consolidated return on equity

•  Consolidated efficiency ratio

•  Consolidated adjusted tangible book value growth

•  Total Shareholder return

•  Consolidated net charge-off ratio

•  Consumer lending segments return on assets

•  Commercial lending segment return on assets

•  Consumer lending segments return on equity

•  Commercial lending segment return on equity

•  Consumer lending segments efficiency ratio

•  Commercial lending segment efficiency ratio

•  Consumer lending segments adjusted tangible book value growth

•  Commercial lending segment adjusted tangible book value growth

•  Consumer lending segments net charge-off ratio

•  Commercial lending segment net charge-off ratio

•  Consumer lending segments portfolio growth

•  Commercial lending segment portfolio growth

•  Medallion lending segment portfolio reduction

•  Collections/recoveries for medallion lending segment

•  Success and implementation of strategic initiatives

•  Individual performance

The Compensation Committee chose to evaluate performance measures in a holistic manner rather than assign weights to each individual metric. This allows the Compensation Committee the discretion to consider certain metrics more heavily for some executives depending on their role and contribution. Moving into 2019, a similar set of metrics will be defined as the “Scorecard” with a goal to set targets that reflect budget or improvements year over year.

Each component of the 2018 Scorecard was assessed by the Compensation Committee and discussed individually and in aggregate. The role and contribution of each executive was also considered, for example, consumer lending segments portfolio growth had more influence on Donald S. Poulton’s incentive award and commercial lending segment portfolio growth had more influence on Stephen A. Lewis’ incentive award.

All of the above referenced overall Company metrics were considered by the Compensation Committee for the 2018 bonus awards for all NEOs. The additional business segment/individual metrics varied by each NEO’s role and applied to each NEO, as summarized below. The 2018 bonus awards, approved by the Compensation Committee and ratified by the Board of Directors in the following amounts, reflected the combination of overall Company metrics and business segment/individual metrics applicable to each NEO as follows:

Name	Business Segment/Individual Metrics Considered in Addition to the Overall Company Metrics	2018 Cash Bonus
Alvin Murstein	Medallion lending segment portfolio reduction; and Collections/recoveries for medallion lending segment.	$210,000

Andrew M. Murstein	Success and implementation of strategic initiatives.	$1,386,000

Larry D. Hall	Medallion lending segment portfolio reduction; and Collections/recoveries for medallion lending segment.	$175,000

Stephen A. Lewis	Commercial lending segment return on assets; Commercial lending segment return on equity; Commercial lending segment efficiency ratio; Commercial lending segment adjusted tangible book value growth; Commercial lending segment net charge-off ratio; and Commercial lending segment portfolio growth.	$125,000

Donald S. Poulton	Consumer lending segments return on assets; Consumer lending segments return on equity; Consumer lending segments efficiency ratio; Consumer lending segments adjusted tangible book value growth; Consumer lending segments net charge-off ratio; and Consumer lending segments portfolio growth.	$255,000

Our annual bonus is paid in cash in an amount reviewed and approved by the Compensation Committee and ratified by the Board of Directors.

Long-Term Incentive Compensation

Prior to April 1, 2018, we operated as a BDC under the 1940 Act, and the number of restricted stock, warrants, options or rights to subscribe or convert to our voting securities that we were able to issue was limited.

At our shareholder meeting on June 15, 2018, following our change from a BDC to a non-investment company, shareholders approved the 2018 Equity Incentive Plan, or the 2018 Plan. The 2018 Plan provides for grants of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards, and other awards that may be settled in or based upon our Common Stock to our directors, employees, and any person who has been offered employment by us; provided that such prospective employee could not receive any payment relating to an equity incentive award until such person has commenced employment with us. The Compensation Committee is authorized to grant equity incentive awards. A grant of an equity incentive award is subject to certain forfeiture provisions and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on equity incentive awards issued pursuant to the 2018 Plan may be related to continued service to us, the achievement of specified performance objectives, or other restrictions deemed by the Compensation Committee from time to time to be appropriate and in our best interests and in the interests of our shareholders.

Prior to the 2018 Plan, the Company had a 2015 Employee Restricted Stock Plan, a 2009 Employee Restricted Stock Plan and a 2006 Employee Stock Option Plan, all of which are no longer active (i.e. no shares can be allocated from these plans), although unvested shares remain outstanding under these plans.

Equity awards issued in 2018 consisted of time-based restricted stock awards, which are allocated to reflect the Compensation Committee’s assessment of prior year (i.e. 2017) performance and serve to help retain productive NEOs and to more closely align the interests of our NEOs with those of shareholders.

In 2019, we added stock options to the long-term incentive program to provide a mix of 50% stock options and 50% time based restricted stock and increase executives’ alignment with shareholders. The grants of stock options and restricted stock to NEOs in early 2019 were allocated based on the Compensation Committee’s assessment of the Company’s prior year performance (and consideration of scorecard metrics), as well as individual performance and contribution.

Benefits

The Company provides limited benefits and perquisites to NEOs. NEOs participate in the same benefits as employees, including the 401(k) Investment Plan.

Employee Benefits: NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees.

401(k) Plan: Since 1996, we have maintained our 401(k) Investment Plan which covers all our full- and part-time employees who have attained the age of 21 and have a minimum of one year of service. Under the 401(k) Investment Plan, an employee may elect to defer not less than 1.0% of his or her total annual compensation, up to the applicable limits set forth in the Internal Revenue Code (the “Code”). Employee contributions are invested in various mutual funds, according to the direction of the employee. We match employee annual contributions to the 401(k) Investment Plan in an amount equal to one-third of the first 6% of an employee’s annual contributions, subject to legal limits.

Perquisites: We provide NEOs with perquisites that we and the Compensation Committee believe are reasonable and consistent with market practice to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

All of our NEOs are provided with a monthly car allowance, which allows such NEOs to visit clients. In addition, we provide Messrs. Alvin Murstein and Andrew M. Murstein each with a country club membership, social club memberships, term life insurance, incidental costs related to their automobiles such as parking and car insurance and pay for their pro-rated use of our company driver. We believe that the perquisites provided for Messrs. Murstein reflect their roles and contributions to our overall organization. Attributed costs of the personal benefits for the NEOs for the fiscal year ended December 31, 2018 are included in the column titled “All Other Compensation” of the Summary Compensation Table on page 34.

Employment Agreements: We enter into new employment agreements with NEOs only when necessary or appropriate to attract or retain exceptional personnel. Any employment agreement with an executive officer (a) must be approved by the Compensation Committee; and (b) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority.

Our Compensation Committee authorized the various change in control and severance provisions under our NEO employment agreements in recognition of the importance to us and our shareholders of assuring that we have the continued dedication and full attention of our NEOs prior to and after the consummation of a change in control event. In addition to the foregoing, the provisions are intended to ensure that, if a possible change in control should arise and an NEO should be involved in deliberations or negotiations in connection with the possible change in control, such NEO would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interests and those of our shareholders, without concern for his position or financial well-being. Absent termination without cause or for good reason, or a change of control event, no NEO is entitled to either equity vesting acceleration or cash severance payments upon termination of employment. For quantification of these severance and change of control benefits, please see the discussion under “Executive Compensation – Potential Payments Upon Termination or Change-in-Control” on page 37.

BENCHMARKING

In response to shareholder feedback and as stated in our 2018 proxy statement, the Compensation Committee engaged Meridian as its independent compensation consultant in 2018, in order to review our executive compensation. In 2018, we developed a new peer group, which was used as a reference for 2018 decisions, but will be utilized more fully in 2019.

Due to our unique business model, there are a limited number of direct peers in related industries. Meridian designated four criteria in identifying peer companies:

1.	Universe: Publicly-traded U.S. companies.

2.

Industry/Sub-Industry: Companies that operate in similar lines of business as us, as reflected in Global Industry Classification Standard, or GICS, classifications. The compensation consultant screened companies in our GICS industry, Consumer Finance, which includes both Consumer Finance and Specialized Finance GICS sub-industries.

3.	Size: Due to our focus on consumer and commercial lending, the primary focus was on the assets screen, with Medallion positioned at the 60th percentile.

4.	Other Characteristics: Companies considered business competitors as designated by the Compensation Committee and analyzed by prevalence in “peers of peers” of competitors.

The Company’s peer group was approved by the Compensation Committee and includes the following companies:

ConnectOne Bancorp, Inc.	McGrath RentCorp
Encore Capital Group, Inc.	On Deck Capital, Inc.
PRA Group, Inc.	Marlin Business Services Corp.
CAI International, Inc.	CURO Group Holdings
Consumer Portfolio Services, Inc.	Regional Management Corp.
Mobile Mini, Inc.	World Acceptance Corporation
Willis Lease Finance Corporation	Elevate Credit, Inc.
Enova International, Inc.	General Finance Corporation
EZCORP, Inc.	Atlanticus Holdings Corporation

ROLES OF THE COMPENSATION COMMITTEE, MANAGEMENT AND CONSULTANTS

Role of Compensation Committee

The Compensation Committee of the Board of Directors is responsible for evaluating and determining the compensation of our NEOs and our directors. This includes oversight of the executive compensation program for the CEO and other executive officers, including base salary, annual bonus, equity compensation and other benefits and perquisites. The Compensation Committee is comprised solely of independent directors and regularly meets in executive session without management. The full Board of Directors typically ratifies the Compensation Committee’s annual determination of NEO compensation.

The Compensation Committee has the sole authority and resources to obtain advice and assistance from internal and external legal and compensation consultants.

Role of Management

Our President and Chief Financial Officer, with the assistance of our human resources department, compile and provide information, make recommendations for the Compensation Committee’s consideration and assist in the management and administration of our executive and other benefit plans. Their responsibilities may include the following:

•	Recommending pay levels and equity grants and incentive awards for our other officers;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•

Providing information to the Compensation Committee, including but not limited to, information concerning (1) Company and individual performance, (2) the attainment of our strategic objectives, (3) the Common Stock ownership of each executive and his or her stock option and restricted stock holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our NEOs may attend the meetings of the Compensation Committee, at its request, but do not participate in meetings where their compensation is deliberated or approved.

Role of Compensation Consultant

In September 2018, the Compensation Committee retained the services of Meridian Compensation Partners, LLC as its independent compensation consultant. Meridian assisted us in developing a new peer group, assisting with incentive plan design changes and implementing risk mitigating compensation practices such as stock ownership guidelines and compensation recoupment policy. The Compensation Committee evaluated the consultant relative to the SEC’s independence factors and determined Meridian is independent.

POLICIES AND PRACTICES

Stock Ownership Guidelines

The Company’s Stock Ownership Guidelines were adopted in 2019 and seek to align the long-term financial interests of our executive officers and Board of Directors with the interests of our shareholders, promote our commitment to sound corporate governance and demonstrate our executive officers and directors commitment to the Company. Our Stock Ownership Guidelines apply to all executive officers and non-employee directors. An executive officer’s or director’s stock ownership guidelines is determined as a multiple of such individual’s annual base salary or cash retainer as follows:

Position	Value of Shares
Tier 1 Executives(1)	5x Annual Base Salary
Tier 2 Executives(2)	2x Annual Base Salary
Tier 3 Executives(3)	1x Annual Base Salary
Non-Employee Directors	5x Annual Cash Retainer

(1)	Tier 1 Executives includes the Chief Executive Officer and President of the Company.
(2)	Tier 2 Executives includes the Chief Financial Officer of the Company and the division head executive officers.
(3)	Tier 3 Executives includes the executive officers designated by the Board of Directors of the Company.

Shares that count towards the satisfaction of the Company’s Stock Ownership Guidelines include, shares owned outright by an executive officer or director, or jointly with, or separately by, the individual’s immediate family members residing in the same household, time-based vesting restricted shares or restricted stock units whether or not vested, and vested but unexercised in-the-money stock options. Executive officers and directors are required to achieve their stock ownership guidelines within five years of first becoming subject to the Company’s Stock Ownership Guidelines. Fifty percent of the net shares (shares received after tax withholding and any shares retained to satisfy transaction costs) of Company stock received as an equity award from the Company must be held until an executive officer or director has complied with the Company’s Stock Ownership Guidelines. Compliance with the Company’s Stock Ownership Guidelines will be reviewed annually by the Compensation Committee.

Compensation Recoupment Policy

The Company’s Compensation Recoupment Policy seeks to promote a culture of risk mitigation, integrity and accountability. The Compensation Recoupment Policy provides recoupment of incentive compensation due to financial restatement or detrimental conduct.

The Compensation Committee administers the Compensation Recoupment Policy and has the authority to interpret and implement the terms of such policy, exercise (or determine not to exercise) the powers granted to it thereunder, and make determinations under the policy.

No Repricing of Awards

Awards under the 2018 Plan may not be repriced without shareholder approval. For purposes of the 2018 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under generally accepted accounting principles, and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.

Impact of Tax Treatment

Section 162(m) of the Code generally disallows a tax deduction to public companies for remuneration in excess of $1 million paid to any of its covered employees in any taxable year, including NEOs. While our general policy is to maximize the deductibility of compensation, it does not preclude awards or payments that are not fully deductible if, in our judgment, such awards and payments are necessary to achieve our compensation objectives and to protect shareholder interests.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Allan J. Tanenbaum, Chairman

Henry L. Aaron, Jr.

Lowell P. Weicker, Jr.

Summary Compensation Table

The following table sets forth certain compensation paid, awarded or earned by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) each of our next three most highly compensated executive officers, collectively the NEOs, for the fiscal years ended December 31, 2018, December 31, 2017, and December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Alvin Murstein	2018	868,972	210,000	100,000	150,648	(2)	1,329,620
Chairman, Chief Executive Officer and Director	2017	868,972	272,000	100,001	118,779		1,359,752
	2016	868,972	272,000	—	105,750		1,246,722

Andrew M. Murstein	2018	1,017,040	1,386,000	—	140,269	(3)	2,543,309
President, Chief Operating Officer and Director	2017	1,017,040	975,000	199,999	153,623		2,345,662
	2016	1,017,040	775,000	—	136,999		1,929,039

Larry D. Hall	2018	328,305	175,000	75,000	27,124	(4)	605,429
Senior Vice President and Chief Financial Officer	2017	325,054	150,000	75,001	27,599		577,654
	2016	315,586	150,000	—	18,380		483,966

Stephen A. Lewis	2018	302,976	125,000	50,000	16,544	(5)	494,520
Senior Vice President of Medallion Capital, Inc.	2017	294,151	175,000	24,999	17,399		511,549

Donald S. Poulton	2018	344,793	255,000	50,000	17,171	(6)	666,964
Chief Executive Officer and President of Medallion Bank	2017	334,750	250,000	49,999	17,399		652,148
	2016	325,000	225,000	50,003	16,417		616,420

(1)

This amount is the aggregate grant date fair value of restricted stock awards with respect to the fiscal years ended December 31, 2018, December 31, 2017, and December 31, 2016 computed in accordance with FASB ASC Topic 718. See Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for all assumptions made in the valuation.

(2)

All other compensation for Alvin Murstein for the fiscal year ended December 31, 2018 includes $31,708 for a car lease, $40,444 for a country club membership, $26,520 for his pro-rated use of our driver, and our aggregate incremental costs attributable to a garage, car insurance, three social club memberships and term life insurance premiums paid by us for the benefit of Mr. Murstein and his spouse and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(3)

All other annual compensation for Andrew M. Murstein for the fiscal year ended December 31, 2018 includes $63,430 for his pro-rated use of our driver, and our aggregate incremental costs attributable to a car lease, garage, car maintenance, car insurance, a country club membership, a social club membership and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(4)

All other annual compensation for Larry D. Hall for the fiscal year ended December 31, 2018 includes amounts received as a monthly car allowance, a reimbursement of commuting expenses and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(5)

All other annual compensation for Stephen A. Lewis for the fiscal year ended December 31, 2018 includes amounts received as a monthly car allowance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(6)

All other annual compensation for Donald S. Poulton for the fiscal year ended December 31, 2018 includes amounts received as a monthly car allowance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

2018 Grants of Plan-Based Awards

Name	Grant Date	Stock Awards: Number of Shares (#)	Grant Date Fair Value of Restricted Stock Awards($)(1)
Alvin Murstein	02/20/2018	22,779	100,000

Andrew M. Murstein	—	—	—

Larry D. Hall	02/20/2018	17,084	75,000

Stephen A. Lewis	02/20/2018	11,390	50,000

Donald S. Poulton	02/20/2018	11,390	50,000

(1)

This amount is the grant date fair value of the restricted stock awards computed in accordance with FASB ASC Topic 718. See Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for all assumptions made in the valuation.

Narrative Discussion for Summary Compensation Table and 2018 Grants of Plan-Based Awards Table

Employment Agreements

In May 1996, Alvin Murstein, our Chairman and Chief Executive Officer, and Andrew M. Murstein, our President, entered into employment agreements with the Company, which were subsequently amended and restated in May 1998 and were further amended in April 2017 and December 2017. The agreements provide for a five-year term and automatically renew each year for a new five-year term unless either party terminates the agreement. The agreements provide that Alvin Murstein and Andrew M. Murstein shall receive a minimum annual base salary of $300,000 and $225,000 respectively, which may be increased by the Compensation Committee. The agreements also subject Messrs. Murstein to non-competition and non-solicitation obligations during their employment and for one year thereafter. The agreements provide for a severance payment in the event that we terminate their employment without cause (as defined in the agreements) or if they terminate their employment for good reason (as defined in the agreements). The severance payment is equal to the average of their salary, bonus and value of fringe benefits for the prior three fiscal years multiplied by the number of full and partial years remaining in the term of employment at the time of termination, plus any other damages including legal fees and/or acceleration of vesting of any unvested options. The agreements provide that if payments made to Messrs. Murstein are subject to an excise tax as excess parachute payments by the Code, we will gross up the compensation to fully offset the excise taxes. However, if the payment does not exceed the excise tax threshold by more than 10%, we will reduce the payment so that no portion of the payment is subject to excise tax and no gross-up would be made.

In March 2017, Larry D. Hall, our Chief Financial Officer, entered into a letter agreement with us, which has no termination date. Mr. Hall is entitled to a severance payment equivalent to his total compensation, which includes base salary, cash bonus and the cost of benefits and perquisites, for the prior fiscal year if we terminate his employment without cause (as defined in the agreement) or upon a change in control (as defined in the agreement) if he is not offered an equivalent position (in respect of pay or responsibilities) in connection therewith.

Donald S. Poulton, the President and Chief Executive Officer of Medallion Bank, entered into an agreement with the Company and Medallion Bank, which became effective on January 1, 2016. The agreement provides for a two-year term and automatically renews each year for a new two-year term unless either party terminates the agreement. Under the agreement, Mr. Poulton is entitled to an annual base salary of $325,000 with annual increases at a rate of no less than 3% of his then existing base salary. Mr. Poulton is also eligible to receive a discretionary bonus provided, however, that if the return on equity, or ROE, and return on assets, or ROA, for Medallion Bank’s consumer lending products are similar to the ROE and ROA for such lines as the average for the 2014 and 2015 fiscal years, Mr. Poulton will receive a minimum bonus of $225,000. The agreement provides for a severance payment if Mr. Poulton’s employment is terminated by the Company without cause (as defined in the agreement) or on account of disability or by Mr. Poulton for good reason (as defined in the agreement) or, upon a change in control (as defined in the agreement), if the agreement is not assumed by the successor corporation or Mr. Poulton is not offered employment on similar terms; upon such termination other than a termination on account of disability, all unvested stock options or restricted shares of Mr. Poulton will become immediately vested and any forfeiture restrictions will lapse. Upon a change in control where the agreement is assumed by the successor corporation or Mr. Poulton is offered employment on similar terms, Mr. Poulton is entitled to receive a lump sum payment representing his base salary for the prior nine months. The agreement also includes non-competition and non-solicitation obligations during his employment and for 24 months thereafter, except such obligations do not apply following a termination of Mr. Poulton’s employment by the Company without cause or by Mr. Poulton for good reason, non-extension of the term by the Company or, for certain non-competition obligations, a termination on account of disability.

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Alvin Murstein	—	—	—	—	22,779	(2)	106,834

Andrew M. Murstein	—	—	—	—	—		—

Larry D. Hall	—	—	—	—	17,084	(2)	80,124

Stephen A. Lewis	—	—	—	—	11,390	(2)	53,419

Donald S. Poulton	—	—	—	—	11,390	(2)	53,419

(1)	The market value of shares of stock that have not vested was calculated by using the closing price of the Company’s common stock on December 31, 2018, which was $4.69.
(2)	One third of these shares of restricted stock vested on February 20, 2019, one third will vest on February 20, 2020 and the remaining one third will vest on February 20, 2021.

2018 Option Exercises and Stock Vested

The following table sets forth certain information concerning stock options exercised and stock vested during the last fiscal year for our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alvin Murstein	—	—	63,874	242,185
Andrew M. Murstein	—	—	116,104	435,000
Larry D. Hall	—	—	36,987	170,493
Stephen A. Lewis	—	—	11,793	54,558
Donald S. Poulton	—	—	31,377	147,978

Potential Payments Upon Termination or Change-in-Control

The following table sets forth information regarding potential payments to be made to the NEOs following an employment termination or change of control. Amounts in the table assume an employment termination or change in control on December 31, 2018.

Name	Termination Without Cause ($)		Termination by Officer for Good Reason (Not Involving Change of Control) ($)		Disability ($)		Change of Control - Termination without Cause or for Good Reason or due to Change in Employment ($)		Change of Control - Employment Agreement Assumed By New Owner ($)
Alvin Murstein
Severance	5,571,921	(1)	—		—		5,571,921	(1)	—
Other Benefits	—		—		—		—		—

Andrew M. Murstein
Severance	9,848,293	(2)	—		—		9,848,293	(2)	—
Other Benefits	—		—		—		—		—

Larry D. Hall
Severance	546,260	(3)	—		—		546,260	(3)	—
Other Benefits	—		—				—		—

Stephen A. Lewis
Severance	—		—		—		—		—
Other Benefits	—		—		—		—		—

Donald S. Poulton
Severance	430,991	(4)	430,991	(4)	172,396	(5)	430,991	(4)	258,595	(6)
Other Benefits	76,692	(7)	76,692	(7)	11,637	(8)	23,273	(7)	—

(1)

Alvin Murstein would be entitled to an amount in a lump sum equal to the remainder of the salary, bonus and value of the fringe benefits which he would otherwise have been entitled to receive for the balance of his current employment term, which expires on May 29, 2023 (calculated by multiplying the average of his salary, bonus and value of the fringe benefits for the prior three fiscal years by the fractional number of years remaining on his employment term) and all stock options previously granted and unvested would immediately vest. The severance amount in the table was calculated based on the average of his salary, bonus and value of his fringe benefits for the fiscal years ended December 31, 2018, 2017 and 2016. The value of Mr. Murstein’s fringe benefits includes $105,685 for a car lease, $179,173 for a country club membership, $71,632 for health insurance, our aggregate incremental costs attributable to his pro-rated use of our driver, a garage, car insurance, three social club memberships, life insurance premiums paid by us for the benefit of Mr. Murstein and his spouse and amounts received pursuant to the matching program under our 401(k) Investment Plan. As of December 31, 2018, Mr. Murstein does not have any unvested stock options.

(2)

Andrew M. Murstein would be entitled to an amount in a lump sum equal to the remainder of the salary, bonus and value of the fringe benefits which he would otherwise have been entitled to receive for the balance of his current employment term, which expires on May 29, 2023 (calculated by multiplying the average of his salary, bonus and value of the fringe benefits for the prior three fiscal years by the fractional number of years remaining on his employment term) and all stock options previously granted and unvested would immediately vest. The severance amount in the table was calculated based on the average of his salary, bonus and value of his fringe benefits for the fiscal years ended December 31, 2018, 2017 and 2016. The value of Mr. Murstein’s fringe benefits includes $295,369 for his pro-rated use of our driver, $90,609 for a car lease, $74,457 for a garage, $89,834 for a country club membership, $105,178 for health insurance, our aggregate incremental costs attributable to car maintenance, car insurance, a social club membership and amounts received pursuant to the matching program under our 401(k) Investment Plan. As of December 31, 2018, Mr. Murstein does not have any unvested stock options.
(3)

Larry D. Hall would be entitled to an amount in a lump sum equal to his total compensation for the prior fiscal year. The severance amount in the table was calculated based on his salary and bonus for the fiscal year ended December 31, 2018, and value of his fringe benefits as of December 31, 2018. The value of Mr. Hall’s fringe benefits includes amounts received as a monthly car allowance, a reimbursement of commuting expenses, our aggregate incremental costs attributable to health insurance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(4)

Donald S. Poulton would be entitled to an amount in a lump sum equal to his salary for the balance of his current employment period, which expires on December 31, 2019, and two weeks’ base salary for each year employed, up to three months, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2018.

(5)

Donald S. Poulton would be entitled to continuation of his base salary for six months following a termination on account of disability, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2018.

(6)

Donald S. Poulton would be entitled to an amount in a lump sum equal to nine months’ salary upon the occurrence of a change in control (as defined in Mr. Poulton’s employment agreement) if Mr. Poulton’s employment agreement is assumed by the successor corporation or Mr. Poulton is offered employment on similar terms to the terms of Mr. Poulton’s employment agreement. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2018.

(7)

Donald S. Poulton would be entitled to receive his health benefits for the balance of his current employment term, all stock options previously granted would become immediately vested and exercisable, and not subject to any clawback, and all restricted stock previously granted would become immediately vested and not subject to forfeiture or clawback. As of December 31, 2018, Mr. Poulton does not have any unvested stock options. The market value of shares of restricted stock previously granted that have not vested as of December 31, 2018 is $53,419, calculated by using the closing price of the Company’s common stock on December 31, 2018, which was $4.69.

(8)	Donald S. Poulton would be entitled to receive his health benefits for the six months following a termination on account of disability.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of Alvin Murstein, our Chief Executive Officer, or the CEO, and the annual total compensation of our employees. We believe the pay ratio is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year, the median of the annual total compensation of all of our employees, excluding the CEO, was $67,171. The annual total compensation of the CEO, as reported in the Summary Compensation Table included in this proxy statement, was $1,329,620. Based on this information, for 2018, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all of our employees was 20 to 1.

We determined that, as of December 31, 2018, our employee population, excluding the CEO, consisted of approximately 176 individuals. The employee workforce consists of full-time, part-time, seasonal and temporary employees. For purposes of measuring the compensation of the employees, we selected total taxable earnings reported on each employee’s W-2 for the year ended December 31, 2018 as the most appropriate measure of compensation, which was consistently applied to all the employees included in the calculation. With respect to the total annual compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation reflected above.

Compensation Risk Assessment

We conducted a risk review of our compensation programs and concluded they do not promote excessive risk taking. Our total compensation program is designed to support a strong risk management culture and incorporates risk mitigating strategies that include balance of performance metrics that focus on both short and long-term performance and discretion that allows the Compensation Committee to consider broader performance. We also implemented a new recoupment policy to provide the ability to recover compensation in the event of a restatement or detrimental behavior.

DIRECTOR COMPENSATION

Non-employee directors are paid $39,655 for each year they serve, payable in quarterly installments, and receive $3,965 for each Board of Directors meeting per quarter attended, $3,965 for attendance at any additional Board of Directors meetings that quarter, $1,130 for each telephonic Board of Directors meeting, $1,700 for each Compensation Committee and Nominating and Governance Committee meeting attended, an additional $1,700 for the Chairperson of the Compensation Committee and Nominating and Governance Committee for each Compensation Committee and Nominating and Governance Committee meeting attended by such Chairperson, $3,400 for each Audit Committee meeting attended, an additional $2,265 for the Chairperson of the Audit Committee for each Audit Committee meeting attended by such Chairperson, $3,965 for each Executive Committee meeting attended, $1,130 for each Investment Oversight Committee meeting attended, and are reimbursed for expenses relating thereto. Employee directors do not receive any additional compensation for their service on the Board of Directors. We do not provide any pension or retirement plan with respect to our non-employee directors.

Non-employee directors are eligible to participate in our 2018 Plan. Under the 2018 Plan, we do not currently have mandatory annual grants to non-employee directors. The Company has the ability to grant various types of awards to non-employee directors, including without limitation, stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards or awards that may be settled in or based upon our Common Stock.

Prior to the 2018 Plan, the Company maintained the 2015 Non-Employee Director Stock Option Plan and the First Amended and Restated 2006 Non-Employee Director Stock Option Plan, both of which are no longer used for new awards (i.e. no options are available for issuance under these plans), although vested and unvested options remain outstanding under these plans.

Our employee directors are eligible to participate in our 401(k) Investment Plan and the 2018 Plan.

The following table sets forth certain compensation information for our non-employee directors for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Independent Directors
Henry L. Aaron	79,301	—	6,120	(3)	85,421
John Everets	110,991	—	—		110,991
Frederick A. Menowitz	79,866	12,387	6,120	(3)	98,373
Allan J. Tanenbaum	91,751	—	—		91,751
Lowell P. Weicker, Jr	84,411	—	12,240	(4)	96,651

Non-Independent Director
David L. Rudnick	86,990	12,387	18,360	(5)	117,737

(1)

This amount is the aggregate grant date fair value of stock option awards with respect to the fiscal year ended December 31, 2018 computed in accordance with FASB ASC Topic 718. See Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for all assumptions made in the valuation.

(2)	The following table sets forth each non-employee director’s outstanding option awards at fiscal year-end.

Name	Outstanding Option Awards (#)
Independent Directors
Henry L. Aaron	21,000
John Everets	11,333
Frederick A. Menowitz	23,000
Allan J. Tanenbaum	6,333
Lowell P. Weicker, Jr.	21,000

Non-Independent Director
David L. Rudnick	21,000

(3)	This amount is the aggregate amount of fees received as compensation for services as a director of one of our subsidiaries.
(4)

This amount is the aggregate amount of fees received as compensation for services as a director of two of our subsidiaries. Mr. Weicker received an aggregate amount of $6,120 as compensation for services as a director of each of these two subsidiaries.

(5)

This amount is the aggregate amount of fees received as compensation for services as a director of three of our subsidiaries. Mr. Rudnick received an aggregate amount of $6,120 as compensation for services as a director of each of these three subsidiaries.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2018, concerning shares of Common Stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	144,666	(1)	$7.23	1,458,407
Equity compensation plans not approved by shareholders	N/A		N/A	N/A
Total	144,666	(1)	$7.23	1,458,407

(1)

This number includes 39,000 shares of Common Stock to be issued upon the exercise of outstanding options under the 2018 Equity Incentive Plan, 8,000 shares of Common Stock to be issued upon the exercise of outstanding options under the 2006 Employee Stock Option Plan, 56,000 shares of Common Stock to be issued upon the exercise of outstanding options under the First Amended and Restated 2006 Non-Employee Director Stock Option Plan and 41,666 shares of Common Stock to be issued upon the exercise of outstanding options under the 2015 Non-Employee Director Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Aaron, Tanenbaum and Weicker.

No interlocking relationships exist between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was our officer or employee at any time during the year ended December 31, 2018. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

STOCK REPURCHASE PROGRAM

On July 28, 2015, our Board of Directors authorized our management to repurchase up to $26,000,000 of our Common Stock.

We are hereby advising you that we have extended the terms of our stock repurchase program. Purchases will commence no earlier than the thirtieth (30th) calendar day following the mailing date of this proxy statement, and are expected to conclude on the one hundred eightieth (180th) calendar day following the commencement of the purchases.

Under the terms of our stock repurchase program, we are permitted to repurchase our Common Stock in the open market from time-to-time pursuant to applicable securities laws and regulations. If we have not repurchased the $26,000,000 of our Common Stock by the end of the period set forth above, we are permitted to extend the term of our stock repurchase program for an additional period or periods, until we have repurchased up to the total amount authorized under our stock repurchase program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Jeffrey Rudnick, the son of our director, David Rudnick, is an officer of LAX Group, LLC, or LAX, one of our portfolio companies. Mr. Rudnick receives a salary from LAX of $171,000 per year, and certain equity from LAX consisting of 10% ownership in LAX Class B stock, vesting at 3.34% per year; 5% of any new equity raised from outside investors at a valuation of $1.5 million or higher; and 10% of LAX’s profits as a year-end bonus. In addition, Mr. Rudnick provides consulting services to us directly for a monthly retainer of $4,200.

Our subsidiary RPAC Racing, LLC has an agreement with minority shareholder Richard Petty, in which it makes an annual payment of $700,000 for services provided to the entity. In addition, RPAC Racing, LLC has a note payable to a trust controlled by Mr. Petty in the principal amount of of $7,149,000 as of December 31, 2018 that earns interest at an annual rate of 2%.

Applicable banking regulations place certain restrictions on the transactions that Medallion Bank may conduct with its affiliates. Applicable Small Business Administration, or SBA, regulations require that our Small Business Investment Company, or SBIC, subsidiaries cannot enter into certain transactions without the SBA’s prior written approval and that Freshstart and Medallion Capital cannot dispose of assets to an affiliate without the SBA’s prior written approval. The SBA has also required that Medallion Capital obtain the SBA’s prior written approval for purchases of portfolio securities from an affiliated entity. In addition, as a condition to exemptive relief that we received from the Commission in May 1996, we and our SBIC subsidiaries are required to obtain the SBA’s prior written approval for purchases and sales of portfolio securities between each other and for us to acquire the securities of our SBIC subsidiaries.

Our Board of Directors also recognizes that transactions with affiliates and other related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Therefore, we maintain a Related and Affiliated Party Transactions Policy that requires management to ensure no transactions with affiliates or related party transactions occur unless the Board of Directors has been briefed on the transaction and has approved the proposed transaction by the required majority. The Board of Directors may, in its sole discretion, approve or deny any transactions with affiliates or related party transactions and approval may be conditioned upon any other actions the Board of Directors deems appropriate. Failure to follow the approval process can lead to disciplinary action including termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require our directors and executive officers, and any persons holding more than 10% of any class of our equity securities, to report their ownership of such equity securities and any subsequent changes in that ownership to the Commission, the NASDAQ Global Select Market and us. These persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal year 2018.

OTHER MATTERS OF BUSINESS

We are not aware of any business to be acted upon at the Annual Meeting other than that which is set forth in this proxy statement. In the event that any other business requiring the vote of shareholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

FORM 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2018 with the Commission on March 13, 2019. Shareholders may obtain a copy of this report, without charge, by calling us at 1-877-MEDALLION or writing to Marie Russo, Senior Vice President and Secretary, at our principal offices located at 437 Madison Avenue, 38th Floor, New  York, New York 10022.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, including shareholder nominations for candidates for election as directors, the written proposal must be received by us no later than December 31, 2019. Such proposal will also need to comply with the Commission regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials. Similarly, in order for a shareholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than March 16, 2020.

By Order of the Board of Directors,

MARIE RUSSO,

Secretary

April	30, 2019

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

ANNUAL MEETING OF SHAREHOLDERS OF

MEDALLION FINANCIAL CORP.

June 14, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement and 2018 Annual Report to shareholders are available at:

https://www.proxydocs.com/MFIN

i	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	i

⬛	20230300000000001000 3	061419

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. ☐ ☐ ☐	Election of Directors: NOMINEES: FOR ALL NOMINEES ¡ Andrew M. Murstein ¡ Allan J. Tanenbaum WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)		2.	Ratification of the appointment of Mazars USA LLP as Medallion Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2019	☐	☐	☐
			3.	Non-binding advisory vote on a resolution to approve the 2018 compensation of Medallion Financial Corp.’s named executive officers, as described in the proxy statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

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MEDALLION FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS—JUNE 14, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and the proxy statement, hereby appoints Alvin Murstein and Marie Russo, and each of them, as proxies for the undersigned, with full power of substitution to act and to vote all the shares of Common Stock of Medallion Financial Corp. held of record by the undersigned at the close of business on April 15, 2019, the record date, at the annual meeting of shareholders to be held at The Harmonie Club, 4 East 60th Street, New York, New York 10022 on the 14th day of June 2019, at 10:00 a.m., Eastern Time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

IMPORTANT—PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE.

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